SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13
or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2002

First BanCorp.

(Exact name of registrant as specified in this charter)

Puerto Rico	001-14793	66-0561882

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1519 Ponce De Leon Avenue, San Juan, Puerto Rico	00908-0146

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 729-8200

ITEM 5. OTHER EVENTS

     First BanCorp announced on February 28, 2002 that a Letter of Intent was signed by and between its wholly-owned subsidiary FirstBank Puerto Rico (“FirstBank”), and J.P. Morgan Chase Bank (“Chase”) whereby FirstBank would acquire Chase’s business operations in the United States Virgin Islands, British Virgin Islands and Barbados. A copy of the joint press release is attached as Exhibit 99 to this Current Report on Form 8 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND EXHIBITS

     C)  Exhibits

99	Press Release dated February 28, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934,

the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

FIRST BANCORP.

By:	/s/ Annie Astor-Carbonell
Senior Executive Vice President and Chief Financial Officer.

Date:  March 4, 2002